    EXHIBIT 99.1

Investor Update as of July 16, 2024

The second quarter 2024 and full year 2024 estimates and guidance provided below are based on the current estimates of Spirit Airlines, Inc. (“Spirit” or the “Company”) and are not a guarantee of future performance. The Company’s unaudited interim condensed consolidated financial statements for the second quarter 2024 are not yet complete and results for second quarter 2024 may vary from these preliminary estimates upon completion of closing procedures and finalization of the unaudited interim financials statements. There are significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission. Spirit undertakes no duty to update any forward-looking statements or estimates.

Total revenue for the second quarter 2024 is estimated to be approximately $1.28 billion, lower than previously expected primarily due to lower-than-expected non-ticket revenue. In early May, the Company anticipated there would be significant pressure on leisure ticket yields throughout the second quarter and continuing into the third quarter due to large industry capacity increases. Estimated ticket revenue per segment for the second quarter is in-line with the Company’s previous expectations.

However, non-ticket revenue for the quarter underperformed the Company’s initial estimate. The Company attributes this underperformance to incremental pressure on ancillary pricing due to changes in the competitive marketplace. The Company estimates non-ticket revenue per passenger segment will be about $64 for the second quarter 2024, several dollars lower than anticipated.

Spirit has begun to execute on its transformation plan to better align with the current market dynamics. As the Company progresses on its transformation strategy, it anticipates that over time it will be able to drive improvement in total revenue per passenger segment.

In March 2024, the Company entered into an agreement with International Aero Engines, LLC (“IAE”), an affiliate of Pratt & Whitney, pursuant to which IAE will provide the Company with a monthly credit from October 1, 2023 through the end of 2024, subject to certain conditions, as compensation for each of the Company’s aircraft unavailable for operational service due to geared turbo fan engine issues. Credits issued by Pratt & Whitney based on aircraft on ground (“AOG”) days in the fourth quarter 2023 were approximately $26 million. The Company estimates AOG credits to be issued by Pratt & Whitney based on AOG days in the second quarter 2024 of $37 million, bringing the year-to-date estimate through June 30, 2024 to about $68 million. For the second quarter 2024, the Company estimates $7.0 million will be recorded within the Company’s condensed consolidated statement of operations, of which an estimated $3.5 million will be recorded as a credit within maintenance, materials and repairs, $2.0 million recorded as aircraft rent and $1.5 million recorded as a credit to depreciation and amortization. The Company estimates $52 million will be recorded as a reduction in the cost of assets on the Company's condensed consolidated balance sheet in the second quarter. Year-to-date through June 30, 2024, the Company estimates AOG credits have benefited liquidity by $94 million which includes credits that have been issued related to AOG days in the fourth quarter 2023 and year-to-date through June 30, 2024. For the full year 2024, the Company estimates AOG credits to be issued by Pratt & Whitney will enhance liquidity by approximately $150 to $200 million.

Spirit estimates its second quarter 2024 adjusted operating margin will be negative 13.5 percent to negative 12.5 percent. If the Company had recognized all the AOG credits to be received for AOG aircraft in the second quarter 2024, the Company estimates its operating margin would have been negative 11.2 percent to negative 10.2 percent.

The Company plans to provide updated estimates for full year 2024 capacity and year-end liquidity when it provides its third quarter 2024 estimates for capacity, revenue and operating income in conjunction with reporting its second quarter earnings results which it plans to do in early August 2024.

	Q2 2024E	Previous Q2 2024E
Total revenues ($millions)	$1,280	$1,320 to $1,340
Adj. Operating income (loss), non-GAAP ($millions)(1)	$(173) to $(160)	$(145) to $(121)
Adj. Operating margin (%)(1)	(13.5)% to (12.5)%	(11.0)% to (9.0)%
Total other (income) expense ($millions)(2)	$37	$35
Tax rate for adjusted net income(1)(3)	22.6%	22.6%
Weighted average diluted share count (millions)	109.5	109.5
Fuel cost per gallon ($)(4)	$2.78	$2.80
Fuel gallons (millions)	147	147

Supplemental Disclosures
Adj. for AOG credit ($millions)	$30	$35
Adj. Operating income (loss) adj. for AOG credits, non-GAAP ($millions)(5)	($143) to ($130)	($110) to $(86)
Adj. Operating margin adj. for AOG credits(5)	(11.2)% to (10.2)%	(8.5)% to (6.5)%

	Full Year 2024E	Previous FY 2024E
Capital expenditures ($millions)(6)
Pre-delivery deposits on flight equipment, net of refunds	$(175)	$(175)
Purchase of property and equipment	$145	$145
Total capital expenditures (credit)	$(30)	$(30)

	Q2 2024	Previous Q2 2024E
Available seat miles % change vs. 2023	1.7%	~2%

(1)Excludes special items, which may include loss (gain) on disposal of assets, special charges and (credits) and other items which are not estimable at this time.
(2)Includes interest expense, capitalized interest, interest income and other income and expense.
(3)Based on the Company’s statutory tax rate.
(4)Includes fuel taxes and into-plane fuel cost.
(5)Excludes special items and adjusts for the difference between the AOG credits to be received related to the AOG aircraft in the second quarter 2024 and the AOG credits recognized in the Company’s operating statement for the second quarter 2024.
(6)Total capital expenditures assumes all new aircraft deliveries are either delivered under direct leases or financed through sale-leaseback transactions.

    EXHIBIT 99.1
Forward Looking Statements
Forward-Looking Statements in this investor update and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, guidance for 2024 and statements regarding the Company's intentions and expectations regarding revenues, cash levels, capacity and passenger demand, additional financing, capital spending, operating costs and expenses, pre-tax income, pre-tax margin, taxes, hiring, aircraft deliveries and stakeholders, negotiations and settlement with Pratt & Whitney regarding neo engine availability issues, resolving outstanding indebtedness, vendors and government support. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, results of operations and financial condition, the competitive environment in our industry, our ability to keep costs low and the impact of worldwide economic conditions, including the impact of economic cycles or downturns on customer travel behavior and other factors, as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as supplemented in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024. Furthermore, such forward-looking statements speak only as of the date of this investor update. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Non-GAAP Financial Measures
The Company evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and non-GAAP financial measures, including Adjusted operating income (loss), Adjusted operating margin, and Adjusted operating income (loss) and margin adjusted for AOG credits. These non-GAAP financial measures are provided as supplemental information to the financial information presented in this investor update that is calculated and presented in accordance with GAAP and these non-GAAP financial measures are presented because management believes that they supplement or enhance management’s, analysts’ and investors’ overall understanding of the Company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods.
Adjusted operating income and adjusted operating margin are non-GAAP financial measures, which are provided on a forward-looking basis. The Company does not provide a reconciliation of non-GAAP measures on a forward-looking basis where the Company believes such reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items included in/excluded from the GAAP financial measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. These non-GAAP financial measures are provided because management believes that they supplement or enhance management’s, analysts’ and investors’ overall understanding of the Company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented in the press release and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in the method of calculation and in the items being adjusted. We encourage investors to review our financial statements and other filings with the Securities and Exchange Commission in their entirety and not to rely on any single financial measure.

The information below provides an explanation of certain adjustments reflected in the non-GAAP financial measures and shows a reconciliation of non-GAAP financial measures reported in this investor update (other than forward-looking non-GAAP financial measures) to the most directly comparable GAAP financial measures. Within the financial tables presented, certain columns and rows may not add due to the use of rounded numbers.

Reconciliation of Estimated Adjusted Operating Income (Loss) to Estimated GAAP Net Income (Loss)

	2Q24E
	($Millions)
Net income (loss)	$(198)	$(184)
Add: Provision (benefit) for income taxes	3	2
Income (loss) before income taxes	(195)	(182)
Add: Total other (income) expense (1)	37	37
Operating income (loss)	(158)	(145)
Less: Operating special items (2)	15	15
Adj. Operating income (loss), non-GAAP (3)	(173)	(160)
Adj. Operating margin, non-GAAP (3)	(13.5)%	(12.5)%

Total operating revenues	$1,280	$1,280

(1)Includes interest expense, capitalized interest, interest income and other income and expense.
(2)Includes gains on aircraft sale-leaseback transactions and net gains on sale of aircraft and engines.
(3)Excludes operating special items.